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                                                                  EXHIBIT 99.1


                         INDEPENDENT AUDITORS' REPORT


To the Board of Directors of
Murdock Florida Bank
Murdock, Florida:

We have audited the balance sheets of Murdock Florida Bank (the "Bank") at December 31, 1997 and 1996, and the related statements of operations, stockholders' equity and cash flows for the years then ended (not presented seperatley herein). These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits of these statements in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Bank at December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

HACKER, JOHNSON, COHEN & GRIEB PA
Tampa, Florida
February 27, 1998